UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, Molson Coors Brewing Company (the “Company”) appointed Brian Tabolt as its Global Controller and Chief Accounting Officer, effective February 17, 2014.  Mr. Tabolt will be the Company’s principal accounting officer reporting to the Company’s Chief Financial Officer, Gavin Hattersley. Accordingly, Mr. Hattersley will no longer serve as the Company’s principal accounting officer.

Mr. Tabolt, age 33, served as the Company’s Senior Director of Technical Accounting and SEC Reporting since February 2013. Previously, Mr. Tabolt served as the Company’s Senior Manager Finance from January 2011 through January 2013 and as its Technical Accounting Manger from January 2010 through December 2010.  Prior to that he served in various roles with Deloitte & Touche LLP from 2003 through 2009, most recently as Audit Manager.  Mr. Tabolt holds B.S. and M.S. degrees in Accounting from Pennsylvania State University.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	February 14, 2014	By:	/s/Gavin Hattersley
Gavin Hattersley
Chief Financial Officer